UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):     December 18, 2009
ART TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26679 (Commission File Number)	04-3141918 (IRS Employer Identification No.)

One Main Street, Cambridge, Massachusetts (Address of Principal Executive Offices)	02142 (Zip Code)

Registrant’s telephone number, including area code:	(617) 386-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     On December 18, 2009, we and our landlord, RREEF America REIT Corp. PPP, entered into an amendment of our lease with respect to approximately 45,000 square feet of office space at One Main Street, Cambridge, Massachusetts that serves as our corporate headquarters. Our current lease expires on December 31, 2011. The amendment extends the term of the lease until on December 31, 2018. Under the amendment, we will also lease an additional 13,561 square feet of office space at One Main Street in Cambridge beginning on August 1, 2010. The annual rent per square foot will increase by approximately 11% in the first year of the extension, and will escalate in each year thereafter, as in our current lease. A copy of the Second Amendment to Lease dated as of December 18, 2009, by and between RREEF America REIT Corp. PPP and us is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01     Financial Statement and Exhibits.
     (d) Exhibits

Number	Title

10.1	Second Amendment to Lease dated as of December 18, 2009, by and between RREEF America REIT Corp. PPP and Art Technology Group, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Art Technology Group, Inc.
December 23, 2009	By:	/s/ Julie M.B. Bradley
Name: Julie M.B. Bradley
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Title

10.1	Second Amendment to Lease dated as of December 18, 2009, by and between RREEF America REIT Corp. PPP and Art Technology Group, Inc.